Exhibit 10.2
MONDELĒZ INTERNATIONAL, INC.
2024 PERFORMANCE INCENTIVE PLAN

NON-QUALIFIED GLOBAL STOCK OPTION AGREEMENT
    MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the employee (the “Optionee”) identified in the award statement provided to the Optionee (the “Award Statement”) under the Mondelēz International, Inc. 2024 Performance Incentive Plan, as may be amended from time to time (the “Plan”) non-qualified stock options (the “Option”). The Option entitles the Optionee to exercise options for up to the aggregate number of shares set forth in the Award Statement (the “Option Shares”) of the Company’s Common Stock, at the price per share set forth in the Award Statement (the “Grant Price”). Capitalized terms not otherwise defined in this Non-Qualified Global Stock Option Agreement (this “Agreement”) shall have the same meaning as defined under the Plan. All references to action of or approval by the Committee shall be deemed to include action of or approval by any other person(s) to whom the Committee has delegated authority to act.
The Option is subject to the following terms and conditions (including the country-specific terms set forth in Appendix A to this Agreement):
The Optionee must either execute and deliver an acceptance of the terms set forth in this Agreement or electronically accept the terms set forth in this Agreement, in the manner and within a period specified by the Committee. The Committee may, in its sole discretion, cancel the Option if the Optionee fails to accept this Agreement and related documents within the specified period or using the procedures for acceptance established by the Committee.
1.Vesting. Except as expressly provided in this Agreement, this Option may not be exercised before the vesting requirements (“Vesting Requirements”) set forth in the schedule to the Award Statement (the “Schedule”) have been satisfied.
2.Vesting Upon Termination of Employment. Unless determined otherwise by the Committee or except as expressly provided in this Agreement, if the Optionee terminates employment with the Mondelēz Group before satisfying the Vesting Requirements, this Option will not be exercisable. If the Optionee terminates employment with the Mondelez Group before satisfying the Vesting Requirements due to:
(a)     the Optionee’s death or Disability (as defined below in paragraph 15), then this Option will become immediately exercisable for 100% of the Option Shares identified in the Award Statement; or
(b)     the Optionee’s Retirement (as defined below in paragraph 15) occurring at least 180 days after the date of grant (“Grant Date”) of the Option, or as otherwise determined by the Committee, and provided the Option is not otherwise accounted for, or included in, the Optionee’s severance or retirement arrangement with the Mondelēz Group and the Optionee timely executes a general release and waiver of claims in a form and manner determined by the Company in its sole discretion, then this Option will continue to vest and become exercisable as identified on the Schedule as if the Optionee’s employment had not terminated.
3.Exercisability Upon Termination of Employment from the Mondelēz Group. During the period commencing on the first date that the Vesting Requirements are satisfied (or, such earlier date determined in accordance with paragraph 2) until the close of the market on the expiration date set forth in the Schedule (“Expiration Date”) (or if the market is closed on such date, the close of the market on the last

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date the market is open prior to the Expiration Date), this Option may be exercised in whole or in part with respect to such Option Shares, subject to the following provisions:
(a)    In the event that the Optionee’s employment terminates by reason of Retirement, death or Disability, such Option may be exercised on or prior to the Expiration Date;
(b)    If employment is terminated by the Optionee (other than by Retirement, death or Disability), such Option may be exercised until the close of the market 90 days from the effective date of termination (the “90-Day Period”) (or if the market is closed on such date, the close of the market on the last date the market is open prior to the expiration of the 90-Day Period);
(c)    If, other than by death, Disability or Retirement, the Optionee’s employment is terminated by the Mondelēz Group without Cause for any reason (even if such termination constitutes unfair dismissal under the employment laws of the country where the Optionee resides or if the Optionee’s termination is later determined to be invalid and/or their employment is reinstated) or in the event of any other termination of employment caused directly or indirectly by the Mondelēz Group, such Option may be exercised until the close of the market 12 months from the effective date of termination (the “12-Month Period”) (or if the market is closed on such date, the close of the market on the last date the market is open prior to the expiration of the 12-Month Period); and
(d)    If the Optionee’s employment is involuntarily suspended or terminated by the Mondelēz Group for Cause, the Option shall be forfeited.
        No provision of this paragraph 3 shall permit the exercise of any Option after the Expiration Date. For purposes of this Agreement, the Optionee’s employment shall be deemed to be terminated when he or she is no longer actively employed by the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any). The Optionee shall not be considered actively employed during any period for which he or she is receiving, or is eligible to receive, salary continuation, notice period or garden leave payments, or other comparable benefits or through other such arrangements that may be entered into that give rise to separation or notice pay. The Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement. Notwithstanding the foregoing provisions and unless otherwise determined by the Company, this Option may only be exercised on a day that the Nasdaq Global Select Market (the “Exchange”) is open. Accordingly, if the Expiration Date (or the expiration of the 90-Day Period and/or the 12-Month Period) is a day the Exchange is closed, the Expiration Date (or the expiration of the 90-Day Period and/or the 12-Month Period) shall be the immediately preceding day on which the Exchange is open.
4.Exercise of Option and Withholding Taxes. This Option may be exercised only in accordance with the procedures and limitations (including the country-specific terms set forth in Appendix A to this Agreement) set forth in this paragraph 4, the Company’s Equity Grants Guide, as amended from time to time, or such other similar-type communication provided by the Company. Payment of the aggregate Grant Price shall be by any of the following, or a combination thereof:
(a)to the extent permitted by applicable law, by cash, check or cash equivalent;
(b)consideration received by the Company from a cashless exercise through a licensed securities broker acceptable to the Company;

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(c)if the Optionee is a U.S. taxpayer or if permitted by the Committee, by surrender of shares of Common Stock previously owned by the Optionee which meet the conditions established by the Committee; or
(d)any other methods approved by the Committee and permitted by applicable laws.
        The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Optionee even if legally applicable to the Company or the Employer (“Tax-Related Items”), is and remains the Optionee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee becomes subject to any Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.
    The Optionee acknowledges and agrees that the Company may refuse to issue or deliver shares of Common Stock upon exercise of the Option if Optionee fails to comply with their Tax-Related Items obligations or the Company has not received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due to the Company as “hypothetical taxes”, if applicable, pursuant to the then-current international assignment and tax and/or social insurance equalization policies and procedures of the Mondelēz Group, or arrangements satisfactory to the Company for the payment thereof have been made.
    In this regard, the Optionee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Optionee, to satisfy any applicable withholding obligations with regard to all Tax-Related Items legally due by the Optionee (or otherwise due from the Optionee as set forth above in this paragraph 4) and any hypothetical taxes from the Optionee’s wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of Option Shares. Alternatively, or in addition, the Company may instruct the broker it has selected for this purpose (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization without further consent) to sell the Option Shares that the Optionee acquires to meet the Tax-Related Items withholding obligation and any hypothetical taxes. In addition, unless otherwise determined by the Committee, Tax-Related Items or hypothetical taxes may be paid by withholding from Option Shares subject to the exercised Option, provided, however, that withholding in Option Shares shall be subject to approval by the Committee to the extent deemed necessary or advisable by counsel to the Company at the time of any relevant tax withholding event. Finally, the Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items and hypothetical taxes that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s exercise of the Option that cannot be satisfied by the means previously described.
The Company may withhold or account for Tax-Related Items and any hypothetical taxes by considering statutory withholding rates or other applicable withholding rates, including minimum rates or

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maximum rates applicable in the Optionee’s jurisdiction(s), in which case the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent shares of Common Stock or, if not refunded, the Optionee may be able to seek a refund from the applicable tax authorities. In the event of under-withholding, the Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Optionee is deemed to have been issued the full number of Option Shares, notwithstanding that a number of the Option Shares are held back solely for the purpose of paying the Tax-Related Items and/or hypothetical taxes due as a result of any aspect of the Optionee’s participation in the Plan.
5.Cash-Out of Option. The Committee may elect to cash out all or a portion of the Option to be exercised pursuant to any method of exercise by paying the Optionee an amount in cash or Common Stock, or both, equal to the Fair Market Value of the shares of Common Stock on the exercise date less the Grant Price for such shares.
6.Restrictions and Covenants.
(a)In addition to such other conditions as may be established by the Company or the Committee, in consideration for making a Grant under the terms of the Plan, the Optionee agrees and covenants as follows for a period of twelve (12) months following the date of the Optionee’s termination of employment from the Mondelēz Group:
1.to protect the Mondelēz Group’s legitimate business interests in its confidential information, trade secrets and goodwill, and to enable the Mondelēz Group’s ability to reserve these for the exclusive knowledge and use of the Mondelēz Group, which is of great competitive importance and commercial value to the Mondelēz Group, the Optionee, without the express written permission of the Company’s chief human resources officer, will not engage in any conduct in which the Optionee contributes his/her knowledge and skills, directly or indirectly, in whole or in part, as an executive, employer, employee, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a competitor or to an entity engaged in the same or similar business as the Mondelēz Group, including those engaged in the business of production, sale or marketing of snack foods (including, but not limited to gum, chocolate, confectionary products, biscuits or any other product or service the Optionee has reason to know has been under development by the Mondelēz Group during the Optionee’s employment with the Mondelēz Group). The Optionee will not engage in any activity that may require or inevitably require the Optionee’s use or disclosure of the Mondelēz Group’s confidential information, proprietary information and/or trade secrets;
2.to protect the Mondelēz Group’s investment in its employees and to ensure the long-term success of the business, the Optionee, without the express written permission of the Company’s chief human resources officer, will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Mondelēz Group; and
3.to protect the Mondelēz Group’s investment in its development of goodwill and customers and to ensure the long-term success of the business, the Optionee will not directly or indirectly solicit (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, instant message, SMS text messaging and social media) or attempt to directly or indirectly solicit, contact or meet with the current or prospective customers of

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the Mondelēz Group for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Mondelēz Group.
The provisions contained herein in paragraph 6 are not in lieu of, but are in addition to, the Optionee’s confidentiality obligations to the Mondelēz Group.

(b)     The Optionee is under a continuing obligation (which the Optionee acknowledges by accepting any Grant under the Plan) to not use or disclose the Mondelēz Group’s trade secrets or Confidential Information known to the Optionee until any particular trade secret or Confidential Information becomes generally known (through no fault of the Optionee), whereupon the restriction on use and disclosure shall cease as to that item. For purposes of this agreement, “Confidential Information” includes, but is not limited to, certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material which are the property of the Mondelēz Group. The Optionee understands that this list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Optionee understands and agrees that Confidential Information developed by the Optionee in the course of the Optionee’s employment by the Employer shall be subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Optionee in the first instance.

(c)    By acceptance of any Grant (including the Option) under the Plan, the Optionee acknowledges and agrees that if the Optionee breaches any of the covenants set forth in paragraph 6:

1.all unvested Grants (including any unvested portion of the Option) shall be immediately forfeited;
2.the Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, vested, unpaid or deferred Grants (including the vested but unexercised portion of the Option) at any time if the Optionee is not in compliance with all terms and conditions set forth in the Plan and this Agreement including, but not limited to, paragraph 6;
3.the Optionee shall repay to the Mondelēz Group the net proceeds of any exercise or Plan benefit that occurs at any time after the earlier of the following two dates: (i) the date twelve (12) months immediately preceding any such violation; or (ii) the date six (6) months prior to the Optionee’s termination of employment with the Mondelēz Group. The Optionee shall repay to the Mondelēz Group the net proceeds in such a manner and on such terms and conditions as may be required by the Mondelēz Group, and the Mondelēz Group shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Optionee by the Mondelēz Group, in a way that is intended to avoid the application of penalties under Section 409A of the Code, if applicable, or other applicable law. For purposes of this paragraph, net proceeds shall mean the difference between the Fair Market Value of the shares of Common Stock and the Grant Price less any Tax-Related Items; and
4.the Mondelēz Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate

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remedy, and without the necessity of posting any bond or other security as the Optionee acknowledges that such breach would cause the Mondelēz Group to suffer irreparable harm. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
(d)     If any provision contained in this paragraph 6 shall for any reason, whether by application of existing law or law which may develop after the Optionee’s acceptance of a Grant under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Optionee agrees to join the Mondelēz Group in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.
(e)     Notwithstanding the foregoing, no section of this Agreement is intended to or shall limit, prevent, impede or interfere with the Optionee’s non-waivable right, without prior notice to the Company, to provide information to, participate in investigations by or testify in proceedings before any federal, state or local government subdivision or agency, including but not limited to the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, U.S. Department of Justice, the U.S. Congress, or any agency Inspector General, regarding the Mondelēz Group’s past or future conduct, or to engage in any activities protected under applicable whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Optionee does not need prior authorization from the Mondelēz Group to make any such reports or disclosures and is not required to notify the Mondelēz Group that the Optionee has made such reports or disclosures.

(f)     The Optionee is hereby advised in writing to consult with an attorney before entering into the covenants outlined in this paragraph 6. The Optionee acknowledges that prior to acceptance of this Agreement, the Optionee has been advised by the Company of the Optionee’s right to seek independent advice from an attorney of the Optionee’s own selection regarding this Agreement, including the restraints imposed upon him or her pursuant to this paragraph 6. The Optionee acknowledges that they have entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. The Optionee further represents that in entering into this Agreement, the Optionee is not relying on any statements or representations made by any of the Company’s directors, officers, employees or agents which are not expressly set forth herein, and that the Optionee is relying only upon their own judgment and any advice provided by the Optionee’s attorney. The Optionee acknowledges he or she has been provided at minimum 14 calendar days to review the provisions contained herein but may voluntarily waive this period and sign prior to the 14 calendar day period lapsing.

(g)     For purposes of this paragraph 6, the Company and any member of the Mondelēz Group shall be deemed to be third-party beneficiaries with the right to seek enforcement of any of the provisions of this paragraph 6. Further, for purposes of this paragraph 6, references to acting directly or indirectly include acting jointly with or through another person.
7.Clawback Policy/Forfeiture. The Optionee understands and agrees that in the Committee’s sole discretion, the Company may cancel all or part of the Option or require repayment by the Optionee to the Company of all or part of any cash payment or shares of Common Stock acquired at exercise pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company, including the Company’s Dodd-Frank Clawback Policy, the Company’s Compensation Recoupment Policy, and a violation of paragraph 6 above, from time to time. In addition, any payments or benefits the Optionee

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may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission, any other applicable law or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time. In connection with the enforcement of such clawback policies, the Optionee hereby expressly acknowledges and agrees that the Company shall have the right to reduce, cancel, or withhold against outstanding, unvested, vested, or future cash or equity-based compensation owed or due to the Optionee, to the maximum extent permitted under applicable law. No such recovery will be an event giving rise to a right to resign for Good Reason or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between the Optionee and the Company or under any severance plans applicable to the Optionee.

8.Transfer Restrictions. Unless otherwise required by law and subject to paragraph 3 of this Agreement, this Option is not transferable or assignable by the Optionee in any manner other than by will or the laws of descent and distribution applicable to the Optionee and, subject to paragraph 3 of this Agreement, is exercisable during the Optionee’s lifetime only by the Optionee.
9. Adjustments. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the Grant Date, the Board or the Committee shall make adjustments to the terms and provisions of this Grant (including, without limiting the generality of the foregoing, terms and provisions relating to the Grant Price and the number and kind of shares subject to this Option) as it deems appropriate including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of the Option, and to determine whether continued employment with any entity resulting from such transaction or event will or will not be treated as a continued employment with the Mondelēz Group, in each case, subject to any Board or Committee action specifically addressing any such adjustments, cash payments or continued employment treatment.
10.Successors and Assigns. Whenever the word “Optionee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this Option may be transferred pursuant to this Agreement, it shall be deemed to include such person or persons. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.
11.Entire Agreement; Governing Law. The Award Statement, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except as provided in the Award Statement, the Plan or this Agreement or by means of a writing signed by the Company and the Optionee. Nothing in the Award Statement, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Award Statement, the Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Award Statement, the Plan or this Agreement, the Optionee is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia.

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12.Grant Confers No Rights to Continued Employment - Nature of the Grant. Nothing contained in the Plan or this Agreement (including the country-specific terms set forth in Appendix A to this Agreement) shall give the Optionee the right to be retained in the employment of any member of the Mondelēz Group, affect the right of the Employer to terminate the Optionee’s employment, or be interpreted as forming or amending an employment or service contract with any member of the Mondelēz Group. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of the Optionee. Further, the Optionee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future option or other Grants, if any, will be at the sole discretion of the Committee;
(d)the Optionee is voluntarily participating in the Plan;
(e)the Option and the Option Shares subject to the Option, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)the Option and the Option Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payment, pension, retirement or welfare benefits or similar mandatory payments;
(g)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted;
(h)if the underlying shares of Common Stock do not increase in value, the Option will have no value;
(i)if the Optionee exercises the Option and obtains shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the Grant Price;
(j)unless otherwise agreed with the Company, the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of any entity of the Mondelēz Group;
(k)the Optionee understands and agrees that Optionee should consult with the Optionee’s own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan and that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock;

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(l)the Option is designated as not constituting an Incentive Stock Option; this Agreement shall be interpreted and treated consistently with such designation;
(m)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock;

(n)the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not part of Optionee’s normal or expected compensation or salary for any purpose;
(o)neither the Company, the Employer nor any member of the Mondelēz Group shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or any shares of Common Stock delivered to the Optionee upon exercise of the Option or of any proceeds resulting from the Optionee’s sale of such shares; and
(p)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option or the recoupment of any shares of Common Stock acquired under the Plan resulting from (a) the termination of the Optionee’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of any employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any); and/or (b) the application of any recoupment policy or any recovery or clawback policy otherwise required by law.
13.Data Privacy. The Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials (“Data”) by and among the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that the Mondelēz Group may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social security, passport or insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock or other equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Optionee understands that Data will be transferred to Morgan Stanley Smith Barney, LLC and its affiliates (“Morgan Stanley”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP, or such other public accounting firm that may be engaged by the Company in the future. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. If the Optionee resides outside the United States, the Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative.

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The Optionee authorizes the Company, Morgan Stanley, PricewaterhouseCoopers LLP and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. If the Optionee resides outside the United States, the Optionee understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke their consent, their employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Optionee an option or other equity awards or administer or maintain such grants. The Optionee also understands that the Company has no obligation to substitute other forms of grants or compensation in lieu of the option as a consequence of the Optionee’s refusal or withdrawal of their consent. Therefore, the Optionee understands that refusing or withdrawing their consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact their local human resources representative.
Further, upon request of the Company or the Employer, the Optionee agrees to provide an executed data privacy form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Optionee for the purpose of administering the Optionee’s participation in the Plan in compliance with the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands and agrees that he or she will not be able to participate in the Plan if the Optionee’s fails to provide any such consent or agreement as requested by the Company and/or the Employer.
14.Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Optionee upon written request to the Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A.) are incorporated herein by reference. To the extent any provision in the Award Statement or this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions that may arise in connection with the Grant or this Agreement, including whether an Optionee is no longer actively employed, and any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
15.Miscellaneous Definitions. For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, the termination of employment on or after either (i) the date the Optionee is age 55 or older with at least ten (10) or more years of active continuous employment with the Mondelēz Group or (ii) the date the Optionee is age 65 or older with at least five (5) or more years of active continuous employment with the Mondelēz Group.
Notwithstanding the above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Optionee’s jurisdiction that likely would result in the favorable

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Retirement treatment (as set forth in paragraphs 2 and 3) that applies to the Option being deemed unlawful and/or discriminatory, then the Company will not apply the favorable Retirement treatment at the time of termination and the Option will be treated as it would under the rules that apply if the Optionee’s employment is terminated for reasons other than Retirement, death or Disability.
16.Language. The Optionee acknowledges that he or she is sufficiently proficient in English, or, alternatively, the Optionee acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in the Agreement. Furthermore, if this Agreement or any other document related to the Plan is translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control, unless otherwise required by applicable law.
17.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any Option Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Option Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the Option Shares with the Commission or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Optionee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.
18.Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system (including any notices delivered by a third-party) and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Optionee related to current or future participation in the Plan may also be delivered through electronic means as described in paragraph 19 below.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Agreement Severable. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
21.Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.

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22.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.Insider Trading/Market Abuse Laws. The Optionee may be subject to insider trading and/or market abuse laws which may affect the Optionee’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to such shares (e.g., Options) or rights linked to the value of shares of Common Stock under the Plan during such times as the Optionee is considered to have “material nonpublic information” or “insider information” regarding the Company (as defined by the laws or regulations in the relevant jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee places before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy. The Optionee acknowledges that it is their responsibility to comply with any applicable restrictions, and that the Optionee should speak to their personal advisor on this matter.
24.Exchange Control Tax and Foreign Asset/Account Reporting Requirements. The Optionee acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Optionee’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage, bank account or legal entity outside the Optionee’s country. The Optionee may be required to report such accounts, balances, assets and/or the related transactions to the tax or other authorities in their country. The Optionee also may be required to repatriate sale proceeds or other funds received as a result of the Optionee’s participation in the Plan to their country through a designated bank or broker within a certain time after receipt. In addition, the Optionee agrees to take any and all actions required by the Company, any other entity in the Mondelēz Group or the local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different) that may be required to comply with such laws, rules and regulations. The Optionee acknowledges that it is the Optionee’s responsibility to be compliant with such regulations, and the Optionee should consult their personal legal advisor for any details.
25.Appendix. Notwithstanding any provisions in this Agreement, the Option shall be subject to any terms set forth in the Appendix to this Agreement for the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the terms for such country will apply to the Optionee, to the extent the Company determines that the application of such terms is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
26.Waiver. The Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Optionee or any other participant of the Plan.
27.Conformity to Securities Laws. The Optionee acknowledges that the Award Statement, the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the

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Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award Statement, the Plan and this Agreement shall be administered, and the Option is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Award Statement, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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***
The Optionee acknowledges that the Optionee has reviewed the Plan, the Award Statement and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Award Statement or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the Grant Date.

MONDELĒZ INTERNATIONAL, IN.
/s/ Laura Stein
Laura Stein
Executive Vice President,
Corporate & Legal Affairs, General Counsel and Corporate Secretary

February 11, 2026

APPENDIX A

MONDELĒZ INTERNATIONAL, INC.
2024 PERFORMANCE INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS OF THE
NON-QUALIFIED GLOBAL STOCK OPTION AGREEMENT
This Appendix A includes additional terms and conditions that govern the Option granted to the Optionee under the Plan if he or she resides and/or works in one of the countries listed herein. If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after receiving the Option, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee. Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Non-Qualified Global Stock Option Agreement (the “Agreement”).
This Appendix A also includes information regarding securities, exchange control and certain other issues of which the Optionee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2025. Such laws are often complex and change frequently. As a result, the Optionee should not rely on the information in this Appendix A as the only source of information relating to the consequences of their participation in the Plan because the information may be out of date at the time the Optionee exercises the Option or sells shares of Common Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of a particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in their country may apply to the Optionee’s situation.
Finally, if the Optionee is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Optionee in the same manner.
EUROPEAN UNION / EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces in its entirety paragraph 13 of the Agreement:
If the Optionee is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom, the Optionee should note that Mondelēz International, Inc., with registered address at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. is the controller responsible for the processing of the Optionee’s Personal Data (as defined below) in connection with the Agreement and the Plan.

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Data Collection and Usage. Pursuant to applicable data protection laws, the Optionee is hereby notified that the Company collects, processes and uses the following types of personal data about the Optionee: name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in any entity in the Mondelēz Group, details of all Options or any other entitlement to shares awarded, canceled, settled, vested, unvested or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer (“Personal Data”) for the exclusive legitimate purpose of granting Options and implementing, administering and managing the Optionee’s participation in the Plan.
Purposes and Legal Bases of Processing. The legal basis for the processing of the Personal Data by the Company is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards. The Optionee understands that providing the Company with Personal Data is necessary for the performance of the Agreement and that the Optionee’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan.

International Data Transfers. The Company is located in the United States which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States. The Optionee understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that the Optionee’s Personal Data may not have an equivalent level of protection as compared to the Optionee’s country of residence. To provide appropriate safeguards for the protection of the Optionee’s Personal Data, the Personal Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses. Further, the Optionee understands that the Company transfers their Personal Data, or parts thereof to third parties based on agreements implementing the EU Standard Contractual Clauses. These third parties include Morgan Stanley Smith Barney, LLC and its affiliates (“Morgan Stanley”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. Morgan Stanley has opened or will open an account for the Optionee to receive and trade shares of Common Stock acquired under the Plan. The Optionee understands that Personal Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company. In the future, the Company may select a different service provider or other service providers and share the Personal Data with such other provider(s) serving the Company in a similar manner. The Optionee may be asked to agree on separate terms and data processing practices with Morgan Stanley, PricewaterhouseCoopers LLP or KPMG LLP with such agreement being a condition to the Optionee’s ability to participate in the Plan.
The Optionee may request a copy of the safeguards used to protect their Personal Data or the names and addresses of any potential recipients of Personal Data by contacting the Company at DataProtectionOfficeMEU@mdlz.com.
Data Retention. The Company will use the Personal Data only as long as necessary to implement, administer and manage the Optionee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

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Data Subject Rights. To the extent provided by law, the Optionee has the right to (i) inquire whether and what kind of Personal Data the Company holds about the Optionee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Personal Data in certain situations where the Optionee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, (vi) request portability of Personal Data that the Optionee has actively or passively provided to the Company, where the processing of such Personal Data is based on consent or a contractual agreement with the Optionee and is carried out by automated means, or (vii) lodge a complaint with the competent local data protection authority. To receive additional information regarding the Optionee’s rights, raise any other questions regarding the practices described in the Agreement or to exercise their rights, the Optionee should contact the Company at DataProtectionOfficeMEU@mdlz.com.
ARGENTINA
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Argentina, the Optionee may be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.
Restrictions and Covenants. Notwithstanding anything to the contrary in the Agreement, paragraph 6 of the Agreement will not apply to Argentinian Optionees.
Labor Law Policy and Acknowledgement. The following provision supplements paragraph 12 of the Agreement:
The Optionee acknowledges and agrees that the Grant is made by the Company (not the Employer) in its sole discretion and that the value of the Option or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits, such as vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, the Optionee acknowledges and agrees that such benefits shall not accrue more frequently than on each vesting date.
NOTIFICATIONS
Securities Law Information. Neither the Option nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”).

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Neither this Agreement nor any other offering material related to the Option nor the underlying shares of Common Stock may be utilized in connection with any general offering to the public in Argentina. Any Argentine resident who acquires shares of Common Stock under the Plan does so under their own responsibility under the terms of a private offering made to the Argentine resident from outside Argentina. Any Argentine resident who acquires shares of Common Stock shall not transfer such shares of Common Stock to any other person within six (6) months of acquiring the shares of Common Stock, unless the transaction is conducted outside Argentina.
Exchange Control Information. The Optionee is solely responsible for complying with the exchange control rules that may apply in connection with their participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to exercising the Option or transferring proceeds into Argentina, the Optionee should consult their local bank and exchange control advisor to confirm the exchange control rules and required documentation.
Foreign Asset/Account Reporting Information. The Optionee must report holdings of any equity interest in a foreign company (e.g., shares of Common Stock acquired under the Plan) on their annual tax return each year.
AUSTRALIA
TERMS AND CONDITIONS
Australian Offer Document. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). The Optionee’s right to participate in the Plan and receive the grant of the Option under the Plan is subject to the terms and conditions as stated in the ESS Offer Document, the Plan and the Agreement. By accepting the grant of the Option, the Optionee acknowledges and confirms that the Optionee has received these documents.
NOTIFICATIONS
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding a certain threshold (currently, AUD10,000) and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Optionee’s behalf, otherwise the Optionee will be responsible for complying with any exchange control reporting requirements.
Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to conditions in the Act).
AUSTRIA
NOTIFICATIONS
Exchange Control Information. If the Optionee holds securities (including shares of Common Stock acquired under the Plan) or cash (including proceeds from the sale of shares of Common Stock) outside of Austria, he or she may be subject to reporting obligations to the Austrian National Bank. If the value of the shares of Common Stock meets or exceeds a certain threshold, the Optionee must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. Where the cash amounts held outside of Austria meet or exceed a certain threshold, monthly reporting obligations apply as explained in the next paragraph.

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If the Optionee sells shares of Common Stock, or receives any cash dividends, the Optionee may have exchange control obligations if the Optionee holds the cash proceeds outside Austria. If the transaction volume of all the Optionee’s accounts abroad meets or exceeds a certain threshold, the Optionee must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BAHRAIN
NOTIFICATIONS
Securities Law Information. The Agreement does not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock issued pursuant to the Options under the Plan shall be deposited into a brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the Options described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, the Optionee may not make any public advertising or announcements regarding the Options or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. The Optionee acknowledges and agrees that he or she is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside of Bahrain through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
BELGIUM
TERMS AND CONDITIONS
Tax Considerations. The Option must be accepted in writing either (i) within 60 days of the offer (for tax at offer), or (ii) after 60 days of the offer (for tax at exercise). The Optionee will receive a separate offer letter, acceptance form and undertaking form in addition to the Agreement. He or she should refer to the offer letter for a more detailed description of the tax consequences of choosing to accept the Option. The Optionee should consult a personal tax advisor with respect to completing the additional forms.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Optionee is required to report any securities (e.g., shares of Common Stock acquired under the Plan) or bank accounts established outside of Belgium on their annual tax return. In a separate report, Belgium residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Optionee should consult a personal tax advisor with respect to the applicable reporting obligations.

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Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by Belgian residents through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when shares of Common Stock acquired upon exercise of the Options are sold.
Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total average value of securities held in a Belgian or foreign securities account (e.g., shares of Common Stock acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. Belgian residents should consult with their personal tax advisor regarding the application of this tax.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Option, the Optionee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the exercise of the Option, the receipt of any dividends and the sale of shares of Common Stock acquired under the Plan.
Labor Law Acknowledgment. By accepting the Option, the Optionee understands, acknowledges and agrees that, for all legal purposes (i) the Optionee is making an investment decision and (ii) the value of the underlying shares of Common Stock are not fixed and may increase or decrease in value over the vesting period without compensation to the Optionee.
NOTIFICATIONS
Exchange Control Information. Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than a certain threshold (currently, US$1,000,000). If such amount is equal to or greater than a certain threshold (currently, US$100,000,000), the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights to be included in this annual declaration include shares of Common Stock acquired under the Plan.
Tax on Financial Transaction (IOF). Payments to foreign countries (including payment of the Grant Price) and the repatriation of funds (e.g., sale proceeds from the sale of shares of Common Stock and/or dividends) into Brazil and the conversion between BRL and USD associated with such transfers may be subject to the Tax on Financial Transactions. It is the Optionee’s responsibility to comply with any applicable Tax on Financial Transactions arising from their participation in the Plan. The Optionee should consult with their personal tax advisor for additional details.
BULGARIA
NOTIFICATIONS
Exchange Control Information. If the Optionee exercises the Option through a cash purchase exercise, in order to remit funds out of Bulgaria, he or she will need to declare the purpose of the remittance to the local bank that is transferring the funds abroad. If the amount the Optionee wishes to transfer exceeds a certain threshold (currently, BGN 30,000), he or she will need to provide the bank with certain documents

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evidencing the transaction. If the Optionee exercises the Option by way of a cashless method of exercise, this declaration will not be required because no funds will be remitted out of Bulgaria.
In addition, the Optionee will be required to file statistical forms with the Bulgarian national bank regarding their receivables in bank accounts abroad as well as securities held abroad which have been acquired without using the services of a local broker (e.g., shares of Common Stock acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds a certain threshold (currently, BGN 50,000) as of the previous calendar year end. The reports are due by March 31.
The Optionee should contact their bank in Bulgaria for additional information regarding these requirements.
CANADA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding anything in the Plan or the Agreement to the contrary, the Optionee is prohibited from surrendering shares of Common Stock that he or she already owns or attesting to the ownership of shares of Common Stock to pay the Grant Price or any Tax-Related Items in connection with the Option.
Form of Settlement. Options granted to employees resident in Canada shall be paid in shares of Common Stock only.
Exclusion from Compensation. Sections 12 (f), (n), and (p) of the Agreement apply, except as explicitly and minimally required under applicable legislation.
Termination of Employment. The following provisions replace the final paragraph of paragraph 3 of the Agreement:
No provision of this paragraph 3 shall permit the exercise of any Option after the Expiration Date. For purposes of the Option, except as explicitly and minimally required under applicable legislation, the Optionee’s employment or service relationship will be considered terminated, vesting will terminate and the period remaining to exercise any Options will be measured effective as of the date the Optionee is no longer providing services to the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or providing services or the terms of the Optionee’s employment or service agreement, if any) (the “Termination Date”). Except as explicitly and minimally required under applicable legislation, the Optionee’s right to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the Option, the shares of Common Stock subject to the Option, the Agreement or the Plan, if any, will be measured by and immediately terminate effective as of the Termination Date.
Except as explicitly and minimally required under applicable legislation, the Termination Date will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. The Optionee will not earn or be entitled to any pro-rated vesting or other benefits or participation under the Plan for that portion of time before the Termination Date, nor will the Optionee be entitled to any compensation for lost vesting or other benefits or participation in the Plan. For clarity, any reference to the termination or cessation of the Employee’s employment or service, or to a termination

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date or date of termination, under the Option, the Plan or the Agreement, will be interpreted to mean the Termination Date as defined above.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting or other participation during a statutory notice period, the Optionee’s right to vest or otherwise benefit from or participate in the Option will terminate and the period remaining to exercise any Options, if any, will be measured effective as of the last day of the Optionee’s minimum statutory notice period. The Optionee will not earn or be entitled to pro-rated vesting or otherwise benefit from or participate if the vesting date falls after the end of the Optionee’s statutory notice period, nor will the Optionee be entitled to any compensation for lost vesting benefits or other participation.
Subject to applicable legislation, if the date the Optionee is no longer providing services cannot be reasonably determined under the terms of the Agreement or the Plan, the Committee shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Option. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement.
The following provisions apply for Optionees resident in Quebec:
Data Privacy. The following provision supplements paragraph 13 of the Agreement:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Mondelēz Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Optionee acknowledges and agrees that the Optionee’s personal information, including sensitive personal information, may be transferred or disclosed outside of the Province of Quebec, including to the United States. The Optionee further authorizes the Mondelēz Group to record such information and to keep such information in their employee file. The Optionee also acknowledges and authorizes the Company and any subsidiary or affiliate or other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Optionee or the administration of the Plan.
Language. A French translation of the Plan and the Agreement can be made available to the Optionee as soon as reasonably practicable upon the Optionee’s request. The Optionee understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Une traduction française du Plan et du présent Contrat pourra êtremise à la disposition de Optionee dès que raisonnablement possible à la demande de l' Optionee. Le Optionee comprend que, de temps à autre, des informations supplémentaires liées à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Compagnie traduira en français les documents relatifs à l'offre du Plan dès que raisonnablement possible.
NOTIFICATIONS
Non-Qualified Securities. All or a portion of the shares of Common Stock subject to the Option may be “non-qualified securities” within the meaning of the Income Tax Act (Canada). The Mondelēz Group

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shall provide the Optionee with additional information and/or appropriate notification regarding the characterization of the Option for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and the regulations thereunder.

Securities Law Information. The Optionee is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
Foreign Asset/Account Reporting Information. The Optionee is required to report any specified foreign property (including shares of Common Stock) annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the Optionee’s specified foreign property exceeds a certain threshold (currently, C$100,000) at any time during the year. The form must be filed by April 30th of the following year. Specified foreign property includes shares of Common Stock acquired under the Plan and may include Options. The Options must be reported‒generally at a nil cost‒if the applicable cost threshold is exceeded because of other specified foreign property the Optionee holds. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB would normally equal the fair market value of the shares of Common Stock at exercise for Options, but if the Optionee owns other shares of Company Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock owned by the Optionee. It is the Optionee’s responsibility to comply with applicable reporting obligations.
CHILE
TERMS AND CONDITIONS
Cashless Sell-All Exercise Restriction. Notwithstanding anything to the contrary in the Agreement or the Plan, the Optionee will be required to pay the Grant Price by a cashless exercise, such that the Optionee will deliver a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale with respect to all of the Option Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company. The cash proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee. In the event of changes in tax or regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercises.

NOTIFICATIONS

Securities Law Information. The offer of the Option constitutes a private offering of securities in Chile effective as of the Grant Date. The offer of the Option is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Option is not registered in Chile, the Company is not required to provide public information about the Option or the shares of Common Stock in Chile. Unless the Option and/or the shares of Common Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.

Esta oferta de Opciónes constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Opciónes se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que

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tales valores no están sujetos a la fiscalización de ésta. Por tratarse las Opciónes de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de las Opciónes o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control Information. The Optionee is not required to repatriate any funds he or she receives with respect to the Option and/or the shares of Common Stock (e.g., proceeds from the sale of shares of Common Stock or dividends received) to Chile. However, if the Optionee decides to repatriate such funds, he or she must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds a certain threshold (currently, US$10,000). If the Employee does not repatriate the proceeds and instead use such proceeds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Optionee must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first 10 days of the month immediately following the transaction.

Exchange control requirements are subject to change. The Optionee should consult with the Optionee’s personal legal advisor regarding any exchange control obligations that may apply in connection with the Option.

Foreign Asset / Account Reporting Information. If the Optionee holds shares of Common Stock acquired under the Plan outside Chile, the Optionee will be required to inform the Chilean Internal Revenue Service (the “CIRS”) of the details of the Optionee’s investment in the shares of Common Stock. Further, if the Optionee wishes to receive a tax credit against the Optionee’s Chilean income taxes for any taxes paid abroad, the Optionee must report the payment of taxes abroad to the CIRS. In either case, the Optionee must file Tax Form 1929 by July 1 each year, which should be submitted electronically through the CIRS website: www.sii.cl.

CHINA
TERMS AND CONDITIONS
The following provisions apply to Optionees who are exclusively citizens of the People’s Republic of China and who reside in mainland China, and Optionees who are otherwise subject to exchange control restrictions applicable to employee stock plans in China, as determined by the Company in its sole discretion.
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to legal restrictions in China, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.
In the event that the Optionee is not required to sell shares of Common Stock immediately upon exercise, any shares of Common Stock issued to the Optionee must be maintained in an account with Morgan Stanley Smith Barney, LLC (“Morgan Stanley”) or such other broker as may be designated by the Company until the shares of Common Stock are sold through that broker. If the Company changes its designated broker, the Optionee acknowledges and agrees that the Company may transfer any shares of

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Common Stock issued under the Plan to the new designated broker if necessary for legal or administrative reasons. The Optionee agrees to sign any documentation necessary to facilitate the transfer. In addition, the Optionee acknowledges and agrees that he or she must sell any shares of Common Stock issued upon exercise as soon as practicable following the termination of the Optionee’s employment or other service relationship with the Mondelēz Group and in no event later than six (6) months following the termination of the Optionee’s employment or other service relationship with the Mondelēz Group, or within any other such time frame as the Company determines to be necessary or advisable to comply with local requirements.
Expiration Date. Notwithstanding anything to the contrary in the Agreement, in the event of the Optionee’s termination of employment with the Mondelēz Group, the Optionee shall be permitted to exercise the Option for the shorter of the post-termination exercise period (if any) set forth in the Agreement and six months (or such other period as may be required by the State Administration of Foreign Exchange (“SAFE”) after the date of termination of the Optionee’s active employment. At the end of the post-termination exercise period specified by SAFE, any unexercised portion of the Option shall immediately expire.
Exchange Control Restrictions. The Optionee understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China any cash proceeds from dividends and/or the cashless exercise of the Option. The Optionee further understands that, under local law, such repatriation of the cash proceeds will be effected through a special exchange control account established by a member of the Mondelēz Group and the Optionee hereby consents and agrees that any cash proceeds received in connection with the Plan will be transferred to such special account prior to being delivered to him or her. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Optionee acknowledges that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to this account. If the proceeds are converted to local currency, the Optionee acknowledges that the Mondelēz Group is under no obligation to secure any currency conversion rate and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Optionee agrees to bear any currency fluctuation risk between the date the Option is exercised or dividends are paid and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and (ii) net proceeds are converted to local currency and distributed to the Optionee. The Optionee acknowledges that the Mondelēz Group will not be held liable for any delay in delivering the proceeds to the Optionee. The Optionee agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.
The Optionee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Chinese residents may be required to report to the SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents, including the Company.
COLOMBIA
TERMS AND CONDITIONS

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Labor Law Acknowledgement. The following provision supplements the acknowledgments contained in paragraph 12 of the Agreement:
The Optionee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Optionee’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts, subject to the limitations provided in Law 1393/2010.
Mandate Letter. By accepting the Option, the Optionee agrees that, if requested by the Company or the Employer, the Optionee will execute a mandate letter or such other document (whether electronically or by such other method as requested by the Company or the Employer) that the Company determines is necessary or advisable in order that (i) a sufficient number of shares of Common Stock to be allocated to the Optionee upon vesting can be withheld or sold on the Optionee’s behalf to cover Tax-Related Items required to be withheld by the Employer and (ii) the proceeds from such withholding or sale can be transferred directly from the Company to the Employer in Colombia for remittance to the tax authorities.
NOTIFICATIONS
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia. An offer of shares of Common Stock to employees will not be considered a public offer provided that it meets the conditions set forth in Article 6.1.1.1.1 in Decree 2555, 2010.
Exchange Control Information. Colombian residents must register shares of Common Stock acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investment held abroad. In addition, all payments relating to foreign investment originating in Colombia (i.e., payment of the Grant Price by cash exercise) and the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). If the Optionee exercises the Option by way of a cashless method of exercise, filing the appropriate foreign exchange form will not be required because no funds will be remitted out of Colombia. However, any sales proceeds related to shares of Common Stock acquired pursuant to cashless exercise must still be transferred through the Colombian foreign exchange market.
The Optionee is responsible for ensuring compliance with all exchange control laws in Colombia and the Optionee should consult their legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. The Optionee must file an annual informative return with the Colombian Tax Office detailing any assets (e.g. shares of Common Stock) held abroad. If the individual value of any of these assets exceeds a certain threshold, the Optionee must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country specific provisions.

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CROATIA
NOTIFICATIONS
Exchange Control Information. Croatian residents may be required to report any foreign investments (including shares of Common Stock acquired under the Plan) to the Croatian National Bank for statistical purposes and obtain prior approval from the Croatian National Bank for bank accounts opened abroad. However, because exchange control regulations may change without notice, the Optionee should consult their legal advisor to ensure compliance with current regulations. It is the Optionee’s responsibility to comply with Croatian exchange control laws.
CZECH REPUBLIC
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan.
Method of Exercise. Notwithstanding anything to the contrary in the Agreement, the Optionee may be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations.

NOTIFICATIONS
Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the Option and the opening and maintenance of a foreign account, including reporting (i) foreign direct investments with a value equal to or exceeding a specified amount (currently, CZK 2,500,000) in the aggregate, (ii) foreign financial assets with a value equal to or exceeding a specified amount (currently, CZK 200,000,000), or (iii) at the request of the Czech National Bank. The Optionee should consult their personal legal advisor to ensure compliance with the applicable requirements.
DENMARK
TERMS AND CONDITIONS
Stock Option Act. The Optionee acknowledges that he or she has received an Employer Statement in Danish, which sets forth the additional terms of the Option to the extent that the Danish Stock Option Act applies.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Optionee is required to report any accounts holding shares of Common Stock or cash established outside Denmark to the Danish Tax Administration as part of the Optionee’s tax return under the section related to foreign affairs and income.

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ECUADOR
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Individuals who are resident or domiciled in Ecuador are generally required to file an annual Net Worth Declaration with the Internal Revenue Service of Ecuador if the aggregate value of assets held by such individuals exceeds certain thresholds. Assets included in this annual declaration include shares of Common Stock acquired under the Plan. The Net Worth Declaration must be filed in May of the following year using the electronic form on the tax authorities’ website (www.sri.gob.ec). Penalties will apply to a late filing and it is not possible to seek an extension.
In addition, Ecuadorian resident individuals are required to report on an annual basis, all monetary assets held in foreign financial entities in excess of a certain threshold (currently, US$100,000). The Optionee should consult their legal or tax advisor to ensure compliance with all applicable reporting obligations.
EGYPT
NOTIFICATIONS
Exchange Control Information. If the Optionee transfers funds into or out of Egypt in connection with the Option, the Optionee is required to transfer the funds through a registered bank in Egypt.
FINLAND
NOTIFICATIONS
Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that the Optionee must check their pre-completed tax return to confirm that the ownership of shares of Common Stock and other securities (foreign or domestic) is correctly reported. If the Optionee finds any errors or omissions, the Optionee must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.
FRANCE
TERMS AND CONDITIONS
Option Not French-Qualified. The Option granted under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186-1 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the Grant, the Optionee confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.
En acceptant cette attribution, le Optionee confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Optionee accepte les dispositions de ces documents en connaissance de cause.

February 11, 2026

NOTIFICATIONS
Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount (currently, €10,000).
Foreign Asset/Account Reporting Information. If the Optionee holds shares of Common Stock outside of France or maintains a foreign bank, securities, or brokerage account, whether open, current, or closed during the tax year, the Optionee is required to report such to the French tax authorities when filing their annual tax return.
GERMANY
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan.
NOTIFICATIONS
Exchange Control Information. Cross-border payments in connection with the purchase or sale or securities in excess of a certain amount (currently, €50,000) must be reported monthly to the German Federal Bank (Bundesbank). If the Optionee receives a payment in excess of this amount (including if the Optionee acquires shares of Common Stock or receives dividends with a value in excess of this amount under the Plan or sells shares of Common Stock via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Common Stock with a value in excess of this amount to cover Tax-Related Items, the Optionee must report the payment and/or the value of the shares of Common Stock withheld or sold to the Bundesbank. Such reports must be filed either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available via the Bundesbank’s website (www.bundesbank.de) or by such other method as is permitted or required by the Bundesbank. The report must be submitted monthly or within such timing as is permitted or required by the Bundesbank.

Foreign Asset/Account Reporting Information. German residents holding Common Stock must notify their local tax office if the acquisition of Common Stock under the Plan leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) the Optionee owns at least 1% of the Company and the value of the Common Stock acquired exceeds a certain amount (currently, €150,000), or (ii) the Optionee holds Common Stock exceeding 10% of the total capital of the Company.
GHANA
There are no country specific provisions.
GREECE
NOTIFICATIONS

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Exchange Control Information. If the Optionee exercises the Options through a cash exercise, withdraws funds from a bank in Greece and remits those funds out of Greece (in an amount exceeding a specified threshold), the Optionee may be required to submit a written application to the bank.
HONDURAS
There are no country specific provisions.
HONG KONG
TERMS AND CONDITIONS
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee is advised to exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Optionee should obtain independent professional advice. The Option and any shares of Common Stock issued pursuant to the Grant do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Mondelēz Group. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Option and any related documentation are intended only for the personal use of each eligible employee of the Mondelēz Group and may not be distributed to any other person.
Sale of Shares. Shares of Common Stock received under the Plan are accepted as a personal investment. In the event the Option vests within six months of the Grant Date, the Optionee agrees that he or she will not exercise the Option and sell the shares of Common Stock acquired prior to the six-month anniversary of the Grant Date.
HUNGARY
TERMS AND CONDITIONS

Settlement in Cash. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Hungary, when the Optionee exercises the Option, the Company may provide that the value of such Option will be paid to the Optionee in cash. In such case, the amount of the cash payment shall be based on the Fair Market Value of the shares of Common Stock on the exercise date less the Grant Price and the Optionee will not be entitled to receive and/or hold shares of Common Stock under the Plan.

INDIA

TERMS AND CONDITIONS
Cashless Sell-All Exercise Restriction. Notwithstanding anything to the contrary in the Agreement or the Plan, due to regulatory issues in India, the Optionee will be required to pay the Grant Price by a cashless exercise, such that the Optionee will deliver a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale with respect to all of the Option Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company. The cash proceeds of sale, less

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the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercises.
NOTIFICATIONS
Exchange Control Information. Indian residents are required to repatriate any funds recognized in connection with the Options (including any cash proceeds received upon the sale of shares of Common Stock) and convert such funds into local currency within specified timeframes as required under applicable regulations. Indian residents also are required to retain the foreign inward remittance certificate as evidence of repatriation. The Optionee is personally responsible for complying with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Optionee’s failure to comply with applicable laws. The Optionee may also be required to provide information regarding funds received from participation in the Plan to the Company and/or the Employer to enable them to comply with their filing requirements under exchange control laws in India.
As exchange control regulations can change frequently and without notice, the Optionee should consult their personal tax or legal advisor before selling shares of Common Stock to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. The Optionee is required to declare foreign bank accounts and any foreign financial assets (including vested Options and shares of Common Stock held outside India) in their annual tax return. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult with their personal tax advisor in this regard.
INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to the Optionee upon request to Astrid Januarita, My Rewards Advisor ID, at astrid.januarita@mdlz.com. By accepting the grant, the Optionee (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada Astrid Januarita, My Rewards Advisor ID, di astrid.januarita@mdlz.com. Dengan menerima hibah, anda (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
NOTIFICATIONS

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Exchange Control Information. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding US$25,000, the underlying document of that transaction will have to be submitted to the relevant local bank.
In addition, if the Optionee remits funds into or out of Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of a certain threshold (currently, US$10,000) or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Optionee must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Optionee by the bank through which the transaction is made.
Foreign Asset/Account Reporting Information. Indonesian residents have the obligation to report worldwide assets (including foreign accounts and shares of Common Stock acquired under the Plan) in their annual individual income tax return.
IRELAND
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan.
NOTIFICATIONS
Director Notification Requirement. If the Optionee is a director, shadow director1 or secretary of an Irish subsidiary or affiliate, the Optionee must notify the Irish subsidiary or affiliate in writing if (1) the Optionee receives or disposes of an interest exceeding 1% of the Company (e.g., the Option, shares of Common Stock, etc.), (2) the Optionee becomes aware of an event giving rise to a notification requirement, or (3) the Optionee becomes a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
TERMS AND CONDITIONS
Method of Exercise. Notwithstanding anything to the contrary in the Agreement, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.

NOTIFICATIONS
1 A shadow director is an individual who is not on the board of the Irish Affiliate but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual.

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Securities Law Information. The offer of this option does not constitute a public offering under the Securities Law, 1968.

ITALY
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Italy, the Optionee may be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items, and broker’s fees or commissions, will be remitted to the Optionee.
Plan Document Acknowledgment. In accepting the grant of the Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix A.
The Optionee acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: paragraph 1 on Vesting; paragraph 2 on Vesting Upon Termination of Employment; paragraph 3 on Exercisability Upon Termination of Employment from the Mondelēz Group; paragraph 4 on Exercise of Option and Withholding Taxes; paragraph 5 on Cash-Out of Option; paragraph 8 on Transfer Restrictions; paragraph 11 on Entire Agreement; Governing Law; paragraph 12 on Grant Confers No Rights to Continued Employment - Nature of the Grant; paragraph 15 on Miscellaneous Definitions; paragraph 16 on Language; paragraph 17 on Compliance with Law; paragraph 19 on Electronic Delivery and Acceptance; paragraph 22 on Imposition of Other Requirements; paragraph 23 on Insider Trading/Market Abuse Laws; paragraph 26 on Waiver; and the Data Privacy Notice in the European Union / European Economic Area section of this Appendix A.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Options) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Options), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Foreign Financial Assets Tax. The fair market value of any shares of Common Stock (and other financial assets) held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares of Common Stock on the Nasdaq Global Select Market on December 31 of each year or on the last day the Optionee held the shares (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). The Optionee should consult with their personal tax advisor about the foreign financial assets tax.

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JAPAN
NOTIFICATIONS
Exchange Control Information. If the Optionee acquires shares of Common Stock valued at more than a certain threshold (currently, ¥100,000,000) in a single transaction, the Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares of Common Stock.
In addition, if the Optionee pays more than a certain threshold (currently, ¥30,000,000) in a single transaction for the purchase of shares of Common Stock when the Optionee exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that the Optionee pays upon a one-time transaction for exercising the Option and purchasing shares exceeds a certain threshold (currently, ¥100,000,000), then the Optionee must file both a Payment Report and a Securities Acquisition Report.
Foreign Asset/Account Reporting Information. The Optionee will be required to report details of any assets held outside Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding a certain threshold (currently,¥50,000,000). Such report will be due by March 15th each year. The Optionee should consult with their personal tax advisor as to whether the reporting obligation applies to the Optionee and whether the Optionee will be required to include details of any outstanding Option, shares of Common Stock or cash held by the Optionee in the report.
KAZAKHSTAN
NOTIFICATIONS
Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

Exchange Control Information. Residents of Kazakhstan may be required to notify the National Bank of Kazakhstan when they acquire shares of Common Stock under the Plan if the value of such shares of Common Stock exceeds a certain threshold (currently, US$100,000).

Please note that the exchange control regulations in Kazakhstan are subject to change. The Optionee should consult with their personal legal advisor regarding any exchange control obligations that the Optionee may have prior to exercising the option or receiving proceeds from the sale of shares of Common Stock acquired under the Plan. The Optionee is responsible for ensuring compliance with all exchange control laws in Kazakhstan.

KENYA
NOTIFICATIONS

February 11, 2026

Tax Registration Notification. Under Tax Procedure Act, 2015, the Optionee is required to complete and submit a tax registration application to the Commissioner of Income Tax within 30 days of first exercise of the Option. The registration should be completed through the online portal “I TAX” and is a one-time only registration. The Optionee is solely responsible for ensuring compliance with all registration requirements in Kenya.
LEBANON
NOTIFICATIONS
Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Mondelēz Group.
LITHUANIA
There are no country specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. The following provision replaces in its entirety paragraph 13 of the Agreement:

February 11, 2026

The Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Employer and the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Data is supplied by the Employer and also by the Optionee through information collected in connection with the Agreement and the Plan.
The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Optionee understands that Data will be transferred to Morgan Stanley Smith Barney, LLC (“Morgan Stanley”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, or such other public accounting firm that may be engaged by the Company in the future. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative at Mondelez Malaysia Sales Sdn Bhd., Lot 9.01 Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. The Optionee authorizes the Company, Morgan Stanley and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke their consent, their employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Optionee an option or other equity awards or administer or maintain such awards. The Optionee also understands that the Company has no obligation to substitute other forms of awards or compensation in lieu of the option as a consequence of the Optionee’s refusal or withdrawal of their consent. Therefore, the Optionee understands that refusing or withdrawing their consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact their local human resources representative.

Penerima Opsyen dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Penerima Opsyen seperti yang diterangkan dalam Perjanjian ini serta mana-mana bahan-bahan geran Opsyen lain(“Data”) oleh dan di antara, seperti mana yang terpakai, Majikan serta Kumpulan Mondelez untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Penerima Opsyen dalam Pelan. Data telah dibekalkan oleh pihak Majikan dan juga Penerima Opsyen melalui informasi yang telah dikumpul berkaitan dengan Perjanjian dan Pelan.
Penerima Opsyen memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu Penerima Opsyen, termasuk, tetapi tidak terhad kepada, nama Penerima Opsyen, alamat rumah dan nombor telefon, almat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, maklumat berkaitan semua Opsyen-Opsyen atau apa-apa kelayakan lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Penerima Opsyen, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Penerima Opsyen memahami bahawa Data tersebut akan dipindahkan ke Morgan Stanley Smith Barney, LLC (“Morgan Stanley”) atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa hadapan, yang membantu Syarikat melaksanakan, mentadbir dan menguruskan Pelan tersebut. Penerima Opsyen memahami bahawa Data juga mungkin dipindahkan kepada firma akauntansi awam berdaftar bebas Syarikat, PricewaterhouseCoopers LLP, atau firma akauntansi berdaftar lain yang mungkin digunakan oleh Syarikat pada masa hadapan. Penerima Opsyen turut memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau negara lain dan negara asal penerima Data (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang data peribadi serta perlindungan yang berbeza daripada negara asal Penerima Opsyen. Penerima Opsyen memahami bahawa Penerima Opsyen boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Penerima Opsyen di Mondelez Malaysia Sales Sdn Bhd, Lot 9.01 Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. Penerima Opsyen dengan ini membenarkan Syarikat, Morgan Stanley serta mana-mana penerima data yang mungkin menerima Data yang mungkin membantu pihak Syarikat (sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, mempunya, mengguna, menyimpan serta memindah Data tersebut dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal untuk melaksana, mentadbir dan mengurus penyertaan Penerima Opsyen dalam Pelan. Penerima Opsyen memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir, dan menguruskan penyertaan Penerima Opsyen dalam Pelan. Penerima Opsyen memahami bahawa Penerima Opsyen boleh pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa sebarang kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, Penerima Opsyen memahami bahawa Penerima Opsyen memberikan persetujuan di sini secara sukarela. Jikalau, Penerima Opsyen tidak bersetuju, atau sekiranaya Penerima Opsyen kemudiannya membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjaya Penerima Opsyen dengan Majikan tidak akan terjejas; satu-satunya akibat jika Penerima Opsyen tidak bersetuju atau menarik balik persetujuan Penerima Opsyen adalah bahawa Syarikat tidak akan dapat memberikan opsyen atau anugerah-anugerah ekuiti yang lain kepada Penerima Opsyen atau mentadbir atau mengekalkan anugerah tersebut. Penerima Opsyen turut memahami bahawa pihak Syarikat tidak mempunyai sebarang kewajiban untuk menggantikan bentuk anugerah yang lain atau memberikan sebarang bentuk kompensasi sebagai pengganti opsyen disebabkan keengganan atau penarikan balik persetujuan Penerima Opsyen. Oleh kerana itu, Penerima Opsyen memahami bahawa keengganan atau penarikan balik persetujuan Penerima Opsyen boleh menjejaskan keupayaan Penerima Opsyen untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Penerima Opsyen untuk memberikan keizinan atau penarikan balik keizinan, Penerima Opsyen memahami bahawa Penerima Opsyen boleh menghubungi wakil sumber manusia tempatannya.

February 11, 2026

Exchange Control Compliance. If requested by the Company, the Employer or any third party designated by the Company or the Employer, the Optionee must execute and return a compliance declaration related to the Employee’s foreign investments to such person, as provided by the Company or the Employer in order to participate in the Plan. The Optionee understands that failure to do so may prevent the Employee from being able to participate in the Plan.
NOTIFICATIONS
Director Notification Obligation. If the Optionee is a director of the Company’s Malaysian subsidiary or affiliate, the Optionee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the Optionee receives or disposes of an interest (e.g., an Option or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Labor Law Policy. In accepting the grant of the Option, the Optionee expressly recognizes that Mondelēz International, Inc., with registered offices at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., is solely responsible for the administration of the Plan and that the Optionee’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Optionee and Mondelēz International, Inc. since the Optionee is participating in the Plan on a wholly commercial basis and their sole Employer is Mondelēz México, S. de R.L. de C.V., located at Av. 18 de Noviembre 1028, Camino a Manzanilla, Heroica Puebla de Zaragoza, Puebla, C.P. 72304. Based on the foregoing, the Optionee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Optionee and the Employer, Mondelēz México, S. de R.L. de C.V., and do not form part of the employment conditions and/or benefits provided by Mondelēz México, S. de R.L. de C.V., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment.
The Optionee further understands that their participation in the Plan is as a result of a unilateral and discretionary decision of Mondelēz International, Inc.; therefore, Mondelēz International, Inc. reserves the absolute right to amend and/or discontinue the Optionee’s participation at any time without any liability to the Optionee.
Plan Document Acknowledgment. By accepting the Option, the Optionee acknowledges that Optionee has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by accepting the Agreement, the Optionee further acknowledges that Optionee has read and specifically and expressly approves the terms and conditions in paragraph 12 of the Agreement (“Grant Confers No Rights to Continued Employment - Nature of the Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Mondelēz International, Inc. on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither Mondelēz International, Inc. nor any subsidiary

February 11, 2026

or affiliate is responsible for any decrease in the value of the shares of Common Stock underlying the Option.
Finally, the Optionee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Mondelēz International, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Optionee therefore grants a full and broad release to Mondelēz International, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
TÉRMINOS Y CONDICIONES
Política Laboral. Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Optionee expresamente reconoce que Mondelēz International, Inc., con domicilio registrado ubicado en 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., es la única responsable por la administración del Plan y que la participación del Optionee en el Plan y en su caso la adquisición de Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Optionee y Mondelēz International, Inc., ya que el Optionee participa en el Plan en un marco totalmente comercial y su único Patrón lo es Mondelēz México, S. de R.L. de C.V. con domicilio en Avenida Santa Fe 485, Piso 7, Colonia Cruz Manca, Mexico City, C.P. 05349 Mexico. Derivado de lo anterior, el Optionee expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Optionee y el Patrón, Mondelēz México, S. de R.L. de C.V. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Mondelēz México, S. de R.L. de C.V. y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Optionee.
Asimismo, el Optionee reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Mondelēz International, Inc.; por lo tanto, Mondelēz International, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Optionee en cualquier momento y sin responsabilidad alguna frente el Optionee.
Reconocimiento del Plan de Documentos. Al aceptar el Otorgamiento de la Opción de Compra de Acciones, el Optionee reconoce que ha recibido copias del Plan, que ha revisado el Plan y el Acuerdo en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al firmar el Acuerdo, el Optionee reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en el párrafo 12 del Acuerdo ( “El Otorgamiento No le Confiere Ningún Derecho a Empleo Continuo - Naturaleza del Otorgamiento”) en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por Mondelēz International, Inc. de forma completamente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ni Mondelēz International, Inc. ni de cualqiuer Sociedad controlante, Subsidiaria o Filial son responsables por ninguna disminución en el valor de las Acciones subyacentes de la Opción de Compra de Acciones.
Finalmente, el Optionee por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Mondelēz International, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Optionee otorga el más amplio finiquito que en derecho proceda a Mondelēz International, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.

February 11, 2026

NOTIFICATIONS
Securities Law Information. The Option and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Option may not be publicly distributed in Mexico. These materials are addressed to the Optionee only because of the Optionee’s existing relationship with the Company Group and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Mondelēz México, S. de R.L. de C.V. made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
MOROCCO
TERMS AND CONDITIONS
Cashless Exercise Restriction or Settlement in Cash. Notwithstanding anything to the contrary in the Agreement, due to exchange control requirements in Morocco, the Optionee may be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee. Alternatively, when the Optionee exercises the Option, the Company may provide that the value of such Option will be paid to the Optionee in cash by the Employer and not by the Company. In such case, the amount of the cash payment shall be based on the Fair Market Value of the shares of Common Stock on the exercise date less the Grant Price and the Optionee will not be entitled to receive and/or hold shares of Common Stock under the Plan.

Exercisability Upon Termination of Employment. The following provision replaces in its entirety paragraph 3 of the Agreement:
Notwithstanding anything to the contrary in paragraph 3 of the Agreement, due to exchange control requirements in Morocco, the Optionee will have no right to exercise the Option after the Optionee’s termination date. Solely for purposes of the foregoing provision and notwithstanding anything in the Agreement to the contrary, the Optionee’s employment shall be deemed to be terminated when he or she is no longer on the payroll of the Mondelēz Group.
Exchange Control Requirements. The Optionee is required to immediately repatriate to Morocco the proceeds from the cashless exercise of the Option. Such repatriation may need to be effectuated through a special account established by the Mondelēz Group, including the Employer. By accepting the Option, the Optionee consents and agrees that the cash proceeds may be transferred to such special account prior to being delivered to the Optionee. If repatriation of proceeds is not effectuated through a special account, the Optionee agrees to maintain their own records of repatriation and to provide copies of these records upon request to the Company, the Employer and/or the Office des Changes. The Optionee is responsible for ensuring compliance with all exchange control laws in Morocco.
NETHERLANDS
TERMS AND CONDITIONS

February 11, 2026

Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan.
NEW ZEALAND
NOTIFICATIONS
Securities Law Information. WARNING: The Optionee is being offered an Option which allows the Optionee to purchase shares of Common Stock in accordance with the terms of the Plan and the Agreement. The shares of Common Stock, if purchased, give the Optionee a stake in the ownership of the Company. The Optionee may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Optionee will be paid only after all creditors and holders of preferred shares have been paid. The Optionee may lose some or all of their investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Optionee may not be given all the information usually required. The Optionee will also have fewer other legal protections for this investment.
The Optionee understands that he or she should ask questions, read all documents carefully, and seek independent financial advice before exercising any Options under the Plan.
The shares of Common Stock are quoted and approved for trading on the Nasdaq Global Select Market in the United States of America. This means that, if the Optionee purchases shares of Common Stock under the Plan, the Optionee may be able to sell their investment on the Nasdaq if there are interested buyers. The Optionee understands that the Optionee may get less than their investment. The price will depend on the demand for the shares of Common Stock.
For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Optionee should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://ir.mondelezinternational.com/sec.cfm.
NIGERIA
There are no country specific provisions.
NORWAY
NOTIFICATIONS
Exchange Control Information. In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with the acquisition or sale of shares of Common Stock under the

February 11, 2026

Plan, except normal reporting requirements to the Norwegian Currency Registry. If the transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.
PAKISTAN
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Pakistan, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. The Optionee is required immediately to repatriate to Pakistan the proceeds from the sale of any Common Stock acquired from participation in Plan, including the proceeds from the cashless exercise of the Option. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. The Optionee should consult their personal advisor prior to repatriation of the sale proceeds to ensure compliance with applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Optionee is responsible for ensuring compliance with all exchange control laws in Pakistan.
PANAMA
NOTIFICATIONS
Securities Law Information. Neither the Options nor any shares of Common Stock that the Employee may acquire upon exercise of the Options constitute a public offering of securities, as they are available only to eligible employees of the Mondelēz Group.
PERU
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgment contained in paragraph 12 of the Agreement:
By accepting the Option, the Optionee acknowledges, understands and agrees that the Option is being granted ex gratia to the Optionee.
NOTIFICATIONS
Securities Law Information. The grant of Options is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, the Optionee should refer to the Plan, the Agreement and any other grant documents made available by the Company. For more information regarding the Company, the Optionee may refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.

February 11, 2026

PHILIPPINES
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in the Philippines, the Optionee will be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items, and broker’s fees or commissions, will be remitted to the Optionee. The Company reserves the right to provide the Optionee with additional methods of exercise depending on local developments.
POLAND
NOTIFICATIONS
Exchange Control Information. If the Optionee transfers funds in excess of €15,000 (or PLN 15,000 if the transfer of funds is connected with the business activity of an entrepreneur) in connection with the sale of shares of Common Stock or the receipt of dividends or dividend equivalents under the Plan, the funds must be transferred via a Polish bank account. The Optionee is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. Penalties may apply for failure to comply with exchange control requirements.
Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. The Optionee should consult with their personal legal advisor to determine their personal reporting obligations.
PORTUGAL
TERMS AND CONDITIONS
Language Consent. The Optionee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).
NOTIFICATIONS
Exchange Control Information. If the Optionee acquires shares of Common Stock under the Plan and does not hold the shares of Common Stock with a Portuguese financial intermediary, the Optionee may

February 11, 2026

need to file a report with the Portuguese Central Bank. If the shares of Common Stock are held by a Portuguese financial intermediary, it will file the report for the Optionee.
PUERTO RICO
There are no country specific provisions.
ROMANIA
NOTIFICATIONS
Exchange Control Information. If the Optionee deposits proceeds from the sale of Common Stock in a bank account in Romania, the Optionee may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. The Optionee should consult with a personal legal advisor to determine whether the Optionee will be required to submit such documentation to the Romanian bank.
SAUDI ARABIA
NOTIFICATIONS

Securities Law Information. The grant of the Option is not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.

SERBIA
NOTIFICATIONS
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Optionee is permitted to acquire shares of Common Stock under the Plan and hold the shares and any proceeds from the sale of shares of Common Stock in a U.S. brokerage account or other foreign brokerage account. However, the Optionee needs permission from the National Bank of Serbia to hold any proceeds from the sale of shares of Common Stock in an offshore bank account. Because the exchange control regulations in Serbia may change without notice, the Optionee should consult with their personal advisor to ensure compliance with applicable exchange control laws.
SINGAPORE
TERMS AND CONDITIONS
Sale Restriction. The Optionee agrees that any shares of Common Stock acquired pursuant to the Option will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
NOTIFICATIONS
Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made to the Optionee with a view to the Option being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

February 11, 2026

Director Notification Requirement. The directors, associate directors and shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors and shadow directors must notify the Singapore subsidiary or affiliate in writing of an interest (e.g., Options, shares of Common Stock, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a director, associate director or shadow director.
SLOVAK REPUBLIC
There are no country specific provisions.
SLOVENIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within eight (8) days of opening such account. The Optionee should consult with their personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Optionee’s participation in the Plan (e.g., the Optionee’s brokerage account with the Company’s designated broker).
SOUTH AFRICA
TERMS AND CONDITIONS
Securities Law Notice. In compliance with South African Securities Law, the documents listed below are available for the Optionee’s review on the Company’s public site or intranet site, as applicable, as listed below:

1.The Company’s most recent Annual Report (Form 10-K): from the investor relations section of the Company’s website at http://www.mondelezinternational.com/investors.

2.The Company’s most recent Plan prospectus: a copy of which can be found on the Company’s Intranet site located at: https://intranet.mdlz.com/sites/globalhr/comp/Pages/Legal-Documents.aspx.
The Optionee acknowledges that he or she may have copies of the above documents sent to him or her, at no charge, on written request being mailed to Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. The telephone number at the executive offices is +1 847-943-4000.
Exchange Control Obligations. The Optionee is solely responsible for complying with applicable South African exchange control regulations. In particular, the Optionee may be required to obtain approval from the South African Reserve Bank for payments (including shares of Common Stock received pursuant to the Plan) that the Optionee receives into accounts based outside of South Africa (e.g., a U.S. brokerage account). Since the exchange control regulations change frequently and without notice, the Optionee should consult their legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Optionee’s responsibility to

February 11, 2026

comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
NOTIFICATIONS
Tax Clearance Certificate for Cash Exercises. If the Optionee exercises the Option by a cash purchase exercise, the Optionee is required to obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). The Optionee must renew this Tax Clearance Certificate each twelve (12) months or in such other period as may be required by the SARS.
If the Optionee exercises the Option by a cashless exercise whereby no funds are remitted offshore for the purchase of shares, he or she is not required to obtain a Tax Clearance Certificate.
Exchange Control Information. Under current South African exchange control policy, if the Optionee is a South African resident, he or she may invest a maximum of a certain amount (currently, ZAR11,000,000) per annum in offshore investments, including in shares of Common Stock. The first ZAR1,000,000 annual discretionary allowance requires no prior authorization. The next ZAR10,000,000 requires tax clearance. This limit does not apply to non-resident employees. It is the Optionee’s responsibility to ensure that he or she does not exceed this limit and obtains the necessary tax clearance for remittances exceeding a certain amount (currently, ZAR1,000,000). This limit is a cumulative allowance; therefore, the Optionee’s ability to remit funds for the exercise of an Option will be reduced if the Optionee’s foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Option. If the ZAR11,000,000 limit will be exceeded as a result of an Option exercise, the Optionee may still exercise the Option and participate in the Plan, however the Optionee will be required to immediately sell the shares of Common Stock underlying the exercised Option and repatriate the proceeds to South Africa. If the ZAR11,000,000 limit is not exceeded, the Optionee will not be required to immediately repatriate the sale proceeds to South Africa.
SOUTH KOREA
NOTIFICATIONS
Exchange Control Information. If a Korean resident sells shares of Common Stock and deposits sale proceeds in excess of a certain threshold (currently, US $5,000) into a non-Korean bank account, the Korean resident must file a report with a Korean foreign exchange bank. This reporting is not required if sale proceeds are instead deposited into a non-Korean brokerage account. It is the Optionee’s responsibility to comply with any applicable exchange control reporting obligations in Korea and the Optionee should consult with a personal legal advisor to determine the Optionee’s reporting obligations.

Foreign Asset/Account Reporting Information. South Korean residents must declare all foreign financial accounts (e.g., non-South Korean bank accounts, brokerage accounts, etc.) to the South Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold (currently, KRW 500 million (or an equivalent amount in foreign currency)) on any month-end date during a calendar year. The Optionee should consult with their personal tax advisor to determine how to value the Optionee’s foreign accounts for purposes of this reporting requirement and whether the Optionee is required to file a report with respect to such accounts.

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SPAIN
TERMS AND CONDITIONS
Nature of the Grant. The following provision supplements paragraph 12 of the Agreement:
By accepting the Option, the Optionee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Optionee understands and agrees that, as a condition of the grant of the Option, except as provided for in paragraph 2 of the Agreement, the termination of the Optionee’s employment for any reason (including for the reasons listed below) will automatically result in the loss of the Option that may have been granted to the Optionee and that have not vested on the date of termination.
In particular, the Optionee understands and agrees that any unvested Option as of Optionee’s termination date and any vested Option not exercised within the period set forth in the Agreement following Optionee’s termination date will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Option under the Plan to individuals who may be employees of the Mondelēz Group. The decision is a limited decision that is entered into upon the express assumption and condition that;

(i)any Grant will not economically or otherwise bind the Mondelēz Group on an ongoing basis other than to the extent set forth in the Agreement;

(ii)the Option and the shares of Common Stock issued upon exercise shall not become a part of any employment or contract (with the Mondelēz Group, including the Employer) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever; and

(iii) the Option will cease vesting upon termination of the Optionee’s employment, as detailed in the paragraph above.

Furthermore, the Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever will arise from the Option, which is gratuitous and discretionary, since the future value of the Option and the underlying shares of Common Stock is unknown and unpredictable. In addition, the Optionee understands that the grant of the Option would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to the Optionee of the Option shall be null and void.

February 11, 2026

NOTIFICATIONS
Securities Law Information. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. If the Optionee holds 10% or more of the Company’s share capital, the Optionee must declare the acquisition, ownership and disposition of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. The declaration (via Form 6) must be made in January for shares of Common Stock acquired or disposed of during the prior calendar year and/or for shares of Common Stock owned as of December 31 of the prior calendar year; provided, if the value of the shares of Common Stock acquired or sold exceeds a certain threshold (currently, €1,502,530), the declaration must be filed within one month of the acquisition or disposition of the shares of Common Stock, as applicable.
In addition, the Optionee may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to the Optionee by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Accounting Reporting Information. If the Optionee holds rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside Spain with a value in excess of a certain threshold (currently, €50,000) per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Optionee is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than a certain threshold (currently, €20,000), or if ownership of the asset is transferred or relinquished during the year. If the value of such rights and/or assets does not exceed a certain threshold (currently, €50,000), a summarized form of declaration may be presented. The Optionee should consult their personal tax advisor for details regarding this requirement.
SWAZILAND
There are no country specific provisions.
SWEDEN
TERMS AND CONDITIONS
Withholding Taxes. The following provision supplements paragraph 4 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in paragraph 4 of the Agreement, by accepting the Option, the Optionee authorizes the Company and/or the Employer to withhold Option Shares or to sell Option Shares otherwise deliverable to the Optionee upon exercise to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

February 11, 2026

SWITZERLAND
NOTIFICATIONS
Securities Law Information. The Option is not intended to be publicly offered in or from Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Mondelēz Group, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN
TERMS AND CONDITIONS
Data Privacy Consent. The Optionee hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in paragraph 13 of the Agreement and by participating in the Plan, the Optionee agrees to such terms. In this regard, upon request of the Company or the Employer, the Optionee agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands he or she will not be able to participate in the Plan if the Optionee fails to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The Option and the shares of Common Stock to be issued pursuant to the Plan are available only to employees of the Mondelēz Group. The grant of the Option does not constitute a public offer of securities.
Exchange Control Information. The Optionee may acquire and remit foreign currency (including the Grant Price, proceeds from the sale of shares of Common Stock) into and out of Taiwan up to a certain threshold (currently, US$10,000,000) per year. If the transaction amount equals or exceeds a certain threshold (currently, TWD$500,000) in a single transaction, the Optionee must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Optionee should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
TERMS AND CONDITIONS
Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Thailand, the Optionee may be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable laws and regulations.
NOTIFICATIONS

February 11, 2026

Exchange Control Information. If the proceeds from the sale of shares of Common Stock are equal to or greater than a certain threshold (currently, US$1,000,000) in a single transaction, the Optionee must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Optionee must provide details of the transaction (i.e., identification information and purposes of the transaction) to the receiving bank.
If the Optionee does not repatriate such funds and utilizes them offshore for permissible purposes (i.e., purposes not listed in the negative list prescribed by the Bank of Thailand), the Optioneee must obtain a waiver of the repatriation requirement from a commercial bank in Thailand by submitting an application and supporting documents evidencing that such funds will be utilized offshore for permissible purposes.

The Optionee should consult their personal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. The Optionee is responsible for ensuring compliance with all exchange control laws in Thailand.
TÜRKIYE
NOTIFICATIONS
Securities Law Information. Under Turkish law, the Optionee is not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the Nasdaq Global Select Market, which is located outside Turkey and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. The Optionee may be required to engage a Turkish financial intermediary to assist with the cash exercise of an Option or the sale of shares of Common Stock acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the Option exercise or the sale of any shares of Common Stock acquired upon exercise of the Option, the Optionee is solely responsible for engaging such Turkish financial intermediary. The Optionee should consult their personal legal advisor prior to the exercise of Options or any sale of shares of Common Stock to ensure compliance with the current requirements.
UKRAINE
TERMS AND CONDITIONS

Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in the Ukraine, the Optionee may be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.

UNITED ARAB EMIRATES
NOTIFICATIONS

February 11, 2026

Securities Law Information. Participation in the Plan is being offered only to selected Optionees and is in the nature of providing equity incentives to Optionees in the United Arab Emirates (“UAE”). The Plan and the Agreement are intended for distribution only to such Optionees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If the Optionee does not understand the contents of the Plan and the Agreement, the Optionee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. No other UAE authority or governmental agency has approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM (“U.K.”)
TERMS AND CONDITIONS
Miscellaneous Definitions. The following provision replaces paragraph 15 of the Agreement:
For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan.
Withholding Taxes. The following provision supplements paragraph 4 of the Agreement:
Without limitation to paragraph 4 of the Agreement, the Optionee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.
Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Optionee understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Optionee, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Optionee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Optionee by any of the means referred to in paragraph 4 of the Agreement.
In addition, the Optionee agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Optionee may have to recover any overpayment from the relevant tax authorities.
UNITED STATES

ALL STATES

February 11, 2026

NOTIFICATIONS

Tax Information. The Option is not an incentive stock option within the meaning of the Code.

Foreign Asset/Accounting Reporting Information. If the Optionee holds assets (i.e., Option or Common Stock) or other financial assets in an account outside the United States and the aggregate amount of said assets is a certain threshold (currently, US$10,000) or more, the Optionee is required to submit a report of Foreign Bank and Financial Account with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in the Optionee’s account meet the threshold.

CALIFORNIA

TERMS AND CONDITIONS

Restrictions and Covenants. If the Optionee is a resident of California:

1.Paragraph 6(a), which includes post-termination noncompetition, employee nonsolicitation and customer nonsolicitation restrictions, shall not apply. Paragraph 6(a) shall be deleted and the other sub-sections of paragraph 6 shall be renumbered accordingly.

2The following language shall be added as a new sub-section at the end of paragraph 6:

Nothing in this Agreement is intended to interfere with the Optionee’s rights to discuss the Optionee’s wages and working conditions under the California Labor Code or the Optionee’s rights under California Code of Civil Procedure § 1670.11 or California Government Code § 12964.5. Moreover, nothing in this Agreement prevents the Optionee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Optionee has reason to believe is unlawful.

3If, during employment, the Optionee primarily resided in California, this Agreement shall be governed by California law and any disputes arising under this Agreement shall be heard in a California state or federal court.

NOTIFICATIONS

Data Privacy Terms. This provision supplements paragraph 13 of the Agreement:

Pursuant to applicable data protection laws, the Optionee is hereby notified that the Company collects, processes, uses and transfers certain personally-identifiable information about the Optionee for the exclusive legitimate purpose of administering the Plan and implementing, administering and managing your participation in the Plan. For California residents, the categories of personal, including sensitive personal information, are identifiers, characteristics of protected classifications under California or federal law, professional or employment related information, social security, driver’s license, state identification card, or passport number, and any personal information that identifies, relates to, describes, or is capable of being associated with a particular individual. The Company does not sell the Optionee’s Personal Data or share it for cross-context behavioral advertising. If the Optionee would like a copy of the Company’s privacy policy, please contact a local human resources representative.

COLORADO

February 11, 2026

TERMS AND CONDITIONS

Restrictions and Covenants. If the Optionee is a resident of Colorado:

1The post-termination noncompetition restrictions in paragraph 6(a)(1) shall not apply unless the Optionee’s annualized cash compensation exceeds the statutory “highly compensated worker” threshold either at the time the Agreement is entered into or at the time of enforcement. The highly compensated worker threshold is US$127,091 for 2025 and is adjusted annually for inflation.

2The post-termination customer nonsolicitaton restrictions in paragraph 6(a)(3) shall not apply unless the Optionee’s annualized cash compensation exceeds 60% of the statutory “highly compensated worker threshold” (“Nonsolicitation Compensation Threshold”) either at the time the Agreement is entered into or at the time of enforcement. The Nonsolicitation Compensation Threshold is US$76,254.60 for 2025.

3The Optionee acknowledges that the post-termination noncompetition and customer nonsolicitation restrictions in paragraph 6(a)(1) and 6(a)(3) of the Agreement are no broader than is reasonably necessary to protect the Employer’s trade secrets.

DISTRICT OF COLOMBIA

TERMS AND CONDITIONS

Restrictions and Covenants. If the Optionee is a resident of the District of Colombia, the post-termination noncompetition restrictions in paragraph 6(a)(1) shall not apply unless the Optionee’s compensation (including wages, bonus, commissions, vested stock and other payments in connection with employment) is reasonably expected to equal or exceed in a consecutive twelve (12) month period, or does equal or exceed in the consecutive twelve (12) month period preceding the date of the Optionee’s termination of employment with the Employer, the statutory threshold for a “highly compensated employee”, which is US$158,363 for 2025 and is adjusted annually for inflation.

ILLINOIS

TERMS AND CONDITIONS

Restrictions and Covenants. If the Optionee is a resident of Illinois:

1The post-termination noncompetition restrictions in paragraph 6(a)(1) shall not apply unless the Optionee’s annualized rate of earnings at the time the restrictions are entered into exceeds the statutory minimum, which is US$75,000 per year until December 31, 2026 and is scheduled to increase to US$80,000 per year on January 1, 2027, US$85,000 per year on January 1, 2032 and US$90,000 per year on January 1, 2037.
2The post-termination employee nonsolicitation restrictions in paragraph 6(a)(2) and the post-termination customer nonsolicitaton restrictions in paragraph 6(a)(3) shall not apply unless the Optionee’s annualized rate of earnings at the time the restrictions are entered into exceed the statutory minimum, which is US$45,000 per year until December 31, 2026 and is scheduled to

February 11, 2026

increase to US$47,500 per year on January 1, 2027, US$50,000 per year on January 1, 2032 and US$52,500 per year on January 1, 2037.

MINNESOTA

TERMS AND CONDITIONS

Restrictions and Covenants. If the Optionee is a resident of Minnesota, the post-termination noncompetition restrictions in paragraph 6(a)(1) shall not apply.

WASHINGTON

TERMS AND CONDITIONS

Restrictions and Covenants. If the Optionee is a resident of Washington:

1The post-termination noncompetition restrictions in paragraph 6(a)(1) and the post-termination customer nonsolicitation restrictions in paragraph 6(a)(3) shall not apply unless the Optionee’s earnings from the Employer exceed the statutory threshold for Box 1 W-2 annual compensation, which is US$126,858.83 for 2026 and is adjusted annually for inflation (“Earnings Threshold”).

2The Optionee agrees that if, at the time the Optionee signs this Agreement, the Optionee’s earnings do not exceed the Earnings Threshold, the post-termination noncompetition restrictions in paragraph 6(a)(1) and the post-termination customer nonsolicitation restrictions in paragraph 6(a)(3) will automatically become enforceable against the Optionee if and when the Optionee’s earnings exceed the Earnings Threshold.

3The post-termination noncompetition restrictions in paragraph 6(a)(1) and the post-termination customer nonsolicitaton restrictions in paragraph 6(a)(3) shall not apply if the Optionee is terminated as the result of a layoff unless, during the period of enforcement, the Employer pays the Optionee compensation equivalent to the Optionee’s final base pay at the time of termination of employment minus the amount of any compensation the Optionee earns through employment after the end of the Optionee’s employment with the Employer, which the Optionee agrees to promptly disclose. For the purposes of this paragraph, “layoff” means termination of the Optionee’s employment by the Employer for reasons of the Employer’s insolvency or decline in business, the elimination of the Optionee’s position or other purely economic factors, and excludes termination of the Optionee’s employment due to the Optionee’s performance, misconduct or any other reason, whether with or without cause.

URUGUAY
TERMS AND CONDITIONS
Data Privacy Consent. The Optionee understands that the Data will be collected by the Company and will be transferred to the Company at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. and/or any financial institutions or brokers involved in the management and administration of the Plan. The Optionee further understands that any of these entities may store the Data for purposes of administering the Optionee’s participation in the Plan.

VENEZUELA

February 11, 2026

TERMS AND CONDITIONS
Investment Representation. As a condition of the grant of the Option, the Optionee acknowledges and agrees that any shares of Common Stock the Optionee may acquire upon exercise of the Option are acquired as and intended to be an investment rather than for the resale of the shares of Common Stock and conversion of such shares into foreign currency.
Exchange Control Information. Exchange control restrictions may limit the ability to exercise the Option or remit funds into Venezuela following the receipt of the cash payment upon the cashless exercise of the Option or cash proceeds from the sale of shares of Common Stock acquired under the Plan. The Company reserves the right to further restrict the exercise of the Option or to amend or cancel the Option at any time in order to comply with the applicable exchange control laws in Venezuela. The Optionee is responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Optionee’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, the Optionee should consult with their personal legal advisor before accepting the Option to ensure compliance with current regulations.
NOTIFICATIONS
Securities Law Information. The Option granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations. The Option granted under the Plan does not qualify as a public offering under the laws of the Bolivarian Republic of Venezuela and, therefore, it is not required to request the previous authorization of the National Superintendent of Securities.
VIETNAM
TERMS AND CONDITIONS
Cashless Exercise Restriction or Settlement in Cash. Notwithstanding anything to the contrary in the Agreement, due to exchange control requirements in Vietnam, the Optionee may be required to pay the Grant Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items, and broker’s fees or commissions, will be remitted to the Optionee. Alternatively, when the Optionee exercises the Option, the Company may provide that the value of such Option will be paid to the Optionee in cash by the Employer and not by the Company. In such case, the amount of the cash payment shall be based on the Fair Market Value of the shares of Common Stock on the exercise date less the Grant Price and the Optionee will not be entitled to receive and/or hold shares of Common Stock under the Plan.

February 11, 2026